UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2012

RECOVERY ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152571	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Wynkoop Street, Suite 200
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Adoption of Equity Incentive Plans

Our board of directors has adopted effective August 31, 2012 an equity incentive plans covering employees, directors and consultants. 900,000 shares of common stock have been reserved for issuance under the plan. The plan provides for issuance of stock options, stock grants (with or without a purchase price, which would be set by the compensation committee), stock appreciation rights (with an exercise price no less than fair market value) and other awards as determined by our compensation committee.

The compensation committee may grant two types of options: (i) options qualifying as “incentive stock options” under the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or any successor provision, and designated as such by the compensation committee, also referred to herein as “ISOs,” or (ii) nonstatutory options. ISOs may be granted only to employees. To the extent required by Section 422(d) of the Internal Revenue Code of 1986, as amended, the aggregate fair market value of shares of common stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year may not exceed $100,000. The exercise price per share under each option will be determined by the compensation committee. In addition, the exercise price of ISOs will be determined in accordance with the applicable provisions of the Internal Revenue Code of 1986, as amended.

The compensation committee in its discretion may provide that an award will be vested or exercisable upon (a) the attainment of one or more performance goals or targets established by the committee, which may be based on factors including, but not limited to, the price of a share of common stock, Recovery Energy’s earnings per share, its market share, its sales, its operating margin, or its earnings before or after interest, taxes, depreciation, or amortization; (b) the participant’s continuous service for a specified period of time; (c) the occurrence of any event or the satisfaction of any other condition specified by the committee in its sole discretion; or (d) a combination of any of the foregoing.

Amendment to Employment Agreement

On August 31, 2012, the Company entered into an amended and restated employment agreement with Roger A. Parker, our president and chief executive officer.   The amendment changed the vesting schedule for the 1,350,000 unvested shares of common stock previously granted to him from September 1, 2012 to October 1, 2012.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Identification of Exhibits
4.1	2012 Equity Incentive Plan
10.1	Twelfth Amended and Restated Employment Agreement with Roger A. Parker

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECOVERY ENERGY, INC.

Date: September 5, 2012	By:	/s/ A. Bradley Gabbard
A. Bradley Gabbard
Chief Financial Officer